EXHIBIT 99.5

                                OFFER TO EXCHANGE

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              NET PERCEPTIONS, INC.
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       FOR
                       CASH AND SHARES OF COMMON STOCK OF
                           OBSIDIAN ENTERPRISES, INC.
                                       BY
                           OBSIDIAN ENTERPRISES, INC.

                                                                  March 29, 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We, Obsidian Enterprises, Inc. ("Obsidian"), a Delaware corporation, are offering to exchange all outstanding shares of common stock, par value $0.0001 per share, and the associated preferred stock purchase rights (together, the "Shares"), of Net Perceptions, Inc., a Delaware corporation, (the "Company"), for cash and shares of Obsidian common stock, upon the terms and subject to the conditions set forth in the Obsidian's Offer to Exchange dated March 29, 2004, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   Offer to Exchange dated March 29, 2004;

     2. Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required 3 documents cannot be delivered to StockTrans, Inc., the Exchange Agent for the Offer, by the expiration of the Offer;

     4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your 4 name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

     6.   Return envelope addressed to the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 14, 2004, UNLESS THE OFFER IS EXTENDED.

     Obsidian will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Information Agent or the Exchange Agent as described in the Offer to Exchange) for soliciting tenders of Shares pursuant to the Offer. Obsidian will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their


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customers. Obsidian will pay all stock transfer taxes applicable to its exchange of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Exchange) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Exchange Agent by 5:00 p.m., New York City time, on April 14, 2004.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Innisfree M&A Incorporated at the address and telephone number set forth in Instruction 10 to the Letter of Transmittal.

                                           Very truly yours,



                                           Obsidian Enterprises, Inc.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF OBSIDIAN ENTERPRISES, INC., THE INFORMATION AGENT, THE DEALER MANAGER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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